CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 10 Registration Statement of our report dated May 4, 2009 and August 5, 2009 relating to the consolidated financial statements of National Automation Services, Inc. as of, and for the 12 months ended,  December 31, 2008 and December 31,  2007.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC
Henderson, NV

August 6, 2009